UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2026

Change Agents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CHGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2026, the Company issued promissory notes to certain accredited investors in the aggregate principal amount of $616,000 (inclusive of a $66,000 original issuance discount) (the “August 2026 OID Notes”) for gross proceeds of $550,000. The Company the net proceeds of the August 2026 OID Notes to repay (i) $144,000 under that certain 7% promissory note in the original principal amount of $233,910 issued to Vanquish Funding Group Inc.(ii) $125,000 under those certain 18.75 % notes issued in June 2025; (iii) $74,000 under its July 2024 Business Loan and Security. The remaining net proceeds will be used for working capital and general corporate purposes. In addition, the Company issued pre-funded warrants (“August 2026 Pre-Funded Warrants”) to purchase 1,000,000 shares of its common stock (“August 2026 Pre-Funded Warrant Shares”) as an inducement for investors to purchase the August 2026 OID Notes.

The August 2026 OID Notes mature on May 14, 2027 and accrues interest at a rate of 7% per annum which increases to 15% (or the maximum amount permitted by law) during the existence of an event of default. The August 2026 OID Notes may be prepaid at any time at 105% of the original principal amount. The August 2026 OID Notes contain negative covenants, including restrictions on additional indebtedness while the notes are outstanding.

The Company granted the investors in the Note Purchase Agreement a “most-favored nations” provision with respect to the issuance of any debt that is not convertible into common stock of the Company (or amends any non-convertible debt that was issued before the Issue Date).

The Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the August 2026 Pre-Funded Warrants are exercised in full; provided, however, that until the Company has obtained stockholder approval for issuance of the August 2026 Pre-Funded Warrant Shares, the Company shall not issue a number of August 2026 Pre-Funded Warrant Shares, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions A holder may not exercise any portion of the Common Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to August 2026 Pre-Funded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company.

The foregoing descriptions of the Note Purchase Agreement, August 2026 OID Notes and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the August 2026 OID Notes is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Pre-Funded Warrant and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrant is incorporated by reference into this Item 3.02. The Pre-Funded Warrant and the shares issuable upon exercise of the Pre-Funded Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were offered and sold, or will be issued, in reliance upon exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
4.1	Form of Promissory Note dated August 14, 2026
4.2	Form of Pre-Funded Warrant
10.1*	Form of Note Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2026	Change Agents Corporation

/s/ Sam Knipper
Sam Knipper
Chief Financial Officer